EXHIBIT 10.16

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of June 29, 2018, by and between IMAC Management Services LLC, a Kentucky limited liability company (“Acquiror”), and Clinic Management Associates of KY LLC, a Kentucky limited liability company (the “Company”).

WHEREAS, the respective governing bodies of the Acquiror and the Company have each approved and adopted this Agreement and the transactions contemplated by this Agreement, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such company and its unitholders; and

WHEREAS, pursuant to the transactions contemplated by this Agreement and on the terms and subject to the conditions set forth herein, the Company, in accordance with the Kentucky Limited Liability Company Act (“KYLLCA”), will merge with and into the Acquiror, with the Acquiror as the surviving corporation (the “Merger”); and

WHEREAS, for US federal income tax purposes, the parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 275.345 of the KYLLCA, the Company shall be merged with and into the Acquiror at the Effective Time (as hereinafter defined). Following the Effective Time, the separate corporate existence of the Company shall cease, and the Acquiror shall continue as the surviving corporation (the “Surviving Corporation”). The effects and consequences of the Merger shall be as set forth in this Agreement and the KYLLCA.

2. Effective Time.

(a) Subject to the provisions of this Agreement, on the date hereof, the parties shall duly prepare, execute and file articles of merger (the “Articles of Merger”) complying with Section 275.360 of the KYLLCA with the Secretary of State of the Commonwealth of Kentucky with respect to the Merger. The Merger shall become effective upon the earlier of the date first written above or the filing of the Articles of Merger (the “Effective Time”).

(b) The Merger shall have the effects set forth in the KYLLCA, including without limitation, Section 275.365 of the KYLLCA. Without limiting the generality of the foregoing, from the Effective Time, (i) all the properties, rights, privileges, immunities, powers and franchises of the Company shall vest in the Acquiror, as the Surviving Corporation, and (ii) all debts, liabilities, obligations and duties of the Company shall become the debts, liabilities, obligations and duties of the Acquiror, as the Surviving Corporation.

3. Organizational Documents. The operating agreement of the Acquiror in effect at the Effective Time shall be the operating agreement of the Surviving Corporation until thereafter amended as provided therein or by the KYLLCA, and the articles of organization of the Acquiror in effect at the Effective Time, as amended pursuant to the Articles of Merger, shall be the articles of organization of the Surviving Corporation until thereafter amended as provided therein or by the KYLLCA.

4. Directors and Officers. The directors, managers and officers of the Acquiror immediately prior to the Effective Time shall be the directors, managers and officers of the Surviving Corporation from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in the articles of organization and operating agreement of the Surviving Corporation or as otherwise provided by the KYLLCA.

5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror or the Company or the holders of shares of capital stock of the Company:

(a) each share of Units of the Company, with no par value per share (“Company Units”), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive four million, five hundred ninety-eight thousand, five hundred seventy six dollars ($4,598,576.00) (“Transaction Value”) or five hundred seventy-four thousand, eight hundred twenty-two shares of validly issued, fully paid and non-assessable share, .001 par value per store, of IMAC Holdings, Inc., a Delaware corporation (“Surviving Company’s Parent Stock”);

(b) each share of Company Units that is owned by the Acquiror or the Company (as treasury stock or otherwise) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and

(c) each share of capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall remain outstanding following the consummation of the Merger.

(d) the Company Units may be redeemed entirely or partially in the form of cash or mutually agreeable promissory note for the Transaction Value.

6. No Dissenting Shares. All holders of Company Units issued and outstanding immediately prior to the Effective Time voted in favor of adoption of this Agreement or consented thereto in writing.

7. Certificates. Upon surrender by the unitholders of the Company of the certificate or certificates (the “Certificates”) that immediately prior to the Effective Time evidenced outstanding shares of Company Units to Acquiror for cancellation, together with a duly executed letter of transmittal and such other documents as Acquiror shall require, the holder of such Certificates shall be entitled to receive in exchange therefor one or more shares of Surviving Company’s Parent Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 5 after taking into account all Company Units then held by such holder. Each Certificate surrendered pursuant to the previous sentence shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate shall, after the Effective Time, be deemed to represent only the right to receive shares of Surviving Company’s Parent Stock pursuant to Section 5, and until such surrender or exchange, no such shares of Surviving Company’s Parent Stock shall be delivered to the holder of such outstanding Certificate in respect thereof.

2

8. Submission to Service of Process. The Surviving Corporation agrees that it may be served with process in the Commonwealth of Kentucky in any proceeding for enforcement of any obligation of any constituent company of Kentucky, as well as the enforcement of any obligation of the Surviving Corporation arising from this merger and irrevocably appoints the Secretary of Commonwealth of Kentucky as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail a copy of any such process to the surviving corporation at 2725 James Sanders Blvd., Paducah, KY 42001.

9. Entire Agreement. This Agreement together with the Articles of Merger constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter.

10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

12. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13. Amendment and Modification: Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the Commonwealth of Kentucky.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IMAC Management Services LLC

By:	/s/ Jeff Ervin
Name:	Jeff Ervin
Title:	CEO

Clinic Management Associates of KY LLC

By:	/s/ Matt Wallis
Name:	Matt Wallis
Title:	Member

By:	/s/ Jason Brame
Name:	Jason Brame
Title:	Member

4